Exhibit 1.1

Academy Sports and Outdoors, Inc.

[ ● ] Shares
Common Stock
($0.01 par value)

Underwriting Agreement

September [ ● ], 2021
Credit Suisse Securities (USA) LLC

As Representative of the several Underwriters named in Schedule I(A) hereto,
c/o Credit Suisse Securities (USA) LLC,
Eleven Madison Avenue,
New York, N.Y. 10010-3629

Ladies and Gentlemen:

Each of Allstar LLC, Allstar Co-Invest Blocker L.P. and KKR 2006 Allstar Blocker L.P. (collectively, the “Selling Stockholders”), as a stockholder of Academy Sports and Outdoors, Inc., a Delaware corporation (the “Company”), proposes to sell to the several underwriters named in Schedule I(A) hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, the number of shares of the Company’s common stock, $0.01 par value (“Common Stock”), set forth next to such Selling Stockholder’s name on Schedule I(B) hereto. The aggregate [ ● ] shares to be sold by the Selling Stockholders are herein called the “Securities.”  Certain capitalized terms used herein are defined in Section 25 hereof.

Subject to the sale of the Securities by the Selling Stockholders to the Underwriters in compliance with the terms of this Agreement, the Underwriters have agreed to sell to the Company, and the Company has agreed to herein to purchase from the Underwriters (the “Share Repurchase”), an aggregate of [ ● ] shares of Securities (the “Repurchase Securities”) pursuant to Section 3 of this Agreement.

The Company and the Selling Stockholders hereby confirm their respective agreements with the Underwriters as follows:

1.          Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)          The Company has prepared and filed with the Commission a registration statement (file number 333-[ ● ]) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Act against the

Company or related to the offering of the Securities has been initiated or threatened by the Commission. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you.  The Company will file with the Commission a final prospectus in accordance with Rule 424(b).  As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b)          On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined below), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(c)          (i) The Disclosure Package, and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package or any electronic roadshow based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein.

(d)          (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e)          Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein.

(f)          [Reserved].

(g)          None of the Company or any Significant Subsidiary (as defined below) is, nor after giving effect to the Share Repurchase as herein contemplated will be, an “investment company” as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company’s securities.

(h)          Neither the Company nor any of its subsidiaries has paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities (except as contemplated in this Agreement).

(i)          None of the Company or any of its subsidiaries or any of their respective Affiliates has taken or will take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Securities.

(j)          Each of the Company and its subsidiaries (i) has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction in which it is chartered or organized, (ii) has full corporate or other organizational power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and (iii) is duly qualified to do business as a foreign corporation or other entity and is in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification except, in the case of its subsidiaries, and solely with respect to clause (iii), the Company, where the failure to be so organized or qualified, have such power or authority or be in good standing would not have a material adverse effect, or reasonably be expected to have a prospective material adverse effect, on the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(k)          The Company has no “significant subsidiary,” as defined in Rule 1-02(w) of Regulation S-X under the Act, other than those subsidiaries listed on Schedule III (each, a “Significant Subsidiary”).

(l)          As of [ ● ], 2021, all the outstanding membership interests or shares of capital stock, as applicable, of the Company (including the Securities to be sold by the Selling Stockholders) and each subsidiary listed on Exhibit 21 of the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2021 (the “Annual Report”) incorporated by reference into the Registration Statement have been duly authorized and validly issued, are fully paid and nonassessable, if applicable, and were not issued in violation of any preemptive or similar rights and, except as otherwise set forth in the Disclosure Package and the Prospectus, as of the Closing Date, all outstanding shares of capital stock or membership interests of the subsidiaries held by the Company are owned either directly or indirectly free and clear of any security interest, claim, lien or encumbrance (other than liens, encumbrances and restrictions imposed in connection with (A) that certain Indenture, dated as of November 6, 2020 (the “Indenture”), by and among Academy, Ltd., as issuer, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent, (B) that certain Second Amended and Restated Credit Agreement, dated as of November 6, 2020, among Academy, Ltd., as Borrower, New Academy Holding Company, LLC, as Holdings, Associated Investors L.L.C. and Academy Managing Co., L.L.C, as Texas Intermediate Holdcos, the several lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as the Administrative Agent and the Collateral Agent and the several other parties named therein (as amended, the “Term Loan Facility”) and (C) that certain First Amended and Restated ABL Credit Agreement, dated as of July 2, 2015, among Academy, Ltd., as Borrower, New Academy Holding Company, LLC, as Holdings, Associated Investors L.L.C. and Academy Managing Co., L.L.C, as Texas Intermediate Holdcos, the lending institutions from time to time party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer and the Swingline Lender (as amended, the “ABL Facility” and, together with the Indenture and the Term Loan Facility, the “Debt Documents”) or permitted under the Debt Documents or by the Act).  Except as disclosed in the Disclosure Package and the Prospectus, or except in connection with equity investments by, or awards of stock options or other equity-based awards to, members of management or other employees of the Company, or any directors, contractors or agents of the Company, as described in the Disclosure Package and the Prospectus, there will be, on the Closing Date, no (i) outstanding options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of its subsidiaries.

(m)          This Agreement has been duly authorized, executed and delivered by the Company.

(n)          No consent, approval, authorization, filing with or order of any United States (or any political subdivision thereof) court or governmental agency or body, or to the knowledge of the Company, any non-United States court or governmental agency or body, in either case is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except (i) registration of the Securities under the Act, (ii) such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold in connection with the transactions contemplated hereby or under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iii) filings with the Commission pursuant to Rule 424(b), (iv) filings with the Commission under the Exchange Act, or (v) as shall have been obtained or made prior to the Closing Date.

(o)          Neither the consummation of the transactions contemplated hereby (including the Share Repurchase), nor the fulfillment of the terms hereof, will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (ii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, other than in the cases of clauses (i) and (ii), such breaches, violations, liens, charges, or encumbrances that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; or result in the violation of the charter, bylaws or any equivalent organizational document of the Company or any of its subsidiaries.

(p)          There is no contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.  The statements in (i) the Preliminary Prospectus and the Prospectus under the heading “Material U.S. Federal Income and Estate Tax Consequences to Non-U.S. Holders” and (ii) the Annual Report, incorporated by reference into the Preliminary Prospectus and the Prospectus, under the headings “Business—Governmental Regulations,” “Legal Proceedings” and “Business—Intellectual Property” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(q)          No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, other than as required by the Amended and Restated Registration Rights Agreement, dated as of October 6, 2020, among the Company and the shareholders party thereto (as amended, supplemented or otherwise modified from time to time prior to the date hereof).

(r)          Except as set forth in the Disclosure Package and the Prospectus, the consolidated historical financial statements included or incorporated by reference in the Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position, results of operations and cash flows of the entities to which they relate as of the dates and for the periods indicated and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the summary historical financial data set forth under the heading “Summary—Summary Historical Consolidated Financial and Other Data” in the Disclosure Package and the Prospectus fairly presents in all material respects, on the basis stated in the Disclosure Package and the Prospectus, the information included therein.

(s)          Except as otherwise set forth therein, since the respective dates as of which information is given in the Disclosure Package or the Prospectus, (i) there has not occurred any material adverse change or development that could reasonably be expected to involve a prospective material adverse change, in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole, (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(t)          Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), no action, suit, proceeding, investigation or audit by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or their respective property is pending or, to the knowledge of the Company, threatened or contemplated that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, or (ii) would reasonably be expected to have a Material Adverse Effect.

(u)          The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except (i) pursuant to the Debt Documents or (ii) where failure to have such good and marketable title or free and clear title would not reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not reasonably be expected to have a Material Adverse Effect.

(v)          Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), none of the Company or any of its subsidiaries is in violation or default of (i) any provision of its charter, bylaws or any equivalent organizational document; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, its subsidiaries or any of their respective properties, as applicable, other than in the cases of clauses (i) (if such entity is not the Company or a Significant Subsidiary), (ii) and (iii), such violations and defaults that would not reasonably be expected to have a Material Adverse Effect.

(w)          Deloitte & Touche LLP, who has audited the consolidated financial statements of Academy Sports and Outdoors, Inc. and its subsidiaries as of January 30, 2021 and February 1, 2020 and for each of the three years in the period ended January 30, 2021, each included in the Disclosure Package and the Prospectus, are independent registered public accountants with respect to the Company within the meaning of the Exchange Act and the rules of the Public Company Accounting Oversight Board.

(x)          Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), the Company and its subsidiaries (i) have filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or have requested extensions thereof, except in any case in which the failure to file would not reasonably be expected to have a Material Adverse Effect, and (ii) have paid all taxes required to be paid by them and any other tax assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such tax, tax assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect.

(y)          No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or to the Company’s knowledge, is threatened, and the Company is unaware of any existing labor problem or dispute, that, in each case, would reasonably be expected to have a Material Adverse Effect.

(z)          The Company and its subsidiaries, take as a whole, have insurance in amounts and against such losses and risks as such party believes to be customary for companies engaged in similar business in similar industries and markets; and neither the Company nor any of its subsidiaries has received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance, except, in each case, that would not reasonably be expected to have a Material Adverse Effect.

(aa)          No subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company or any other subsidiary (except as may be limited by applicable state or foreign corporation, limited liability company, limited partnership, partnership, insurance or other applicable regulatory law), from making any other distribution on such subsidiary’s capital stock or membership interests (except as may be limited by applicable state or foreign corporation, limited liability company, limited partnership, partnership, insurance or other applicable regulatory law), from repaying to the Company or any other subsidiary any loans or advances to such subsidiary from the Company or any other subsidiary or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) or contemplated pursuant to the Debt Documents.

(bb)          Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), (i) the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, permits and other authorizations would not reasonably be expected to have a Material Adverse Effect, and (ii) none of the Company or any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(cc)          The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as set forth in the Disclosure Package and the Prospectus, the Company is not aware of any material weakness in the Company and its subsidiaries’ internal controls over financial reporting.

(dd)          The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(ee)          Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), the Company and its subsidiaries (i) are in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety (as such is affected by hazardous or toxic substances or wastes (including, without limitation, medical waste), pollutants or contaminants), or of the environment or the release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) have not received notice of any actual or potential liability under any Environmental Law; and (iv) have not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except where such non-compliance with Environmental Laws, failure to receive or comply with such required permits, licenses or other approvals, such liability or status as a potentially responsible party would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(ff)          Neither the Company nor any of its subsidiaries has established or maintains a “pension plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title IV of ERISA or Section 412 or Section 4971 of the Internal Revenue Code of 1986, as amended.

(gg)          The Company and its subsidiaries own, possess, license or have other rights to use all patents, trademarks and service marks, trade names, copyrights, domain names (in each case including all registrations and applications to register same), inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted, except where the failure to own, possess, license or otherwise have such rights would not reasonably be expected to have a Material Adverse Effect.  Except as set forth in the Disclosure Package and the Prospectus, or except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries own, or have rights to use under license or otherwise, all such Intellectual Property free and clear in all respects of all adverse claims, liens or other encumbrances, except for claims, liens or other encumbrances pursuant to the Debt Documents; (ii) to the knowledge of the Company, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the Company’s or its subsidiaries’ rights in or to any such Intellectual Property; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the validity, scope or enforceability of any such Intellectual Property; and (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party that the Company or any of its subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of any third party.

(hh)          [Reserved].

(ii)          There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).

(jj)          No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) or presentation of market-related or statistical data contained, or incorporated by reference, in the Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(kk)          The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company and its subsidiaries, threatened.

(ll)          None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer or controlled Affiliate of the Company or any of its subsidiaries is currently subject or target of any U.S. sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Swiss Secretariat of Economic Affairs, the Hong Kong Monetary Authority, the Monetary Authority of Singapore, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each a “Sanctioned Country”). For the past five years, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(mm)          Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company or any of its subsidiaries, any director, officer, agent, employee, controlled affiliate or other person acting on behalf of the Company or of any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or, knowingly, indirectly, to any government official, including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office (“Governmental Official”) to influence official action or secure an improper advantage; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, to any Governmental Official or other person or entity. The Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws.

(nn)          Each of the Company and its subsidiaries (i) conducts its business and is in compliance with all federal, state and local laws governing or otherwise regulating the importation, transportation, purchase or other acquisition, possession or sale or other transfer of firearms, ammunition or explosives, including without limitation the Gun Control Act of 1968 (Chapter 44 of Title 18, United States Code), the National Firearms Act of 1934 (Chapter 53 of Title 26, United States Code), and the Arms Export Control Act (22 U.S.C. § 2778), as well as all applicable rules and regulations of the Bureau of Alcohol, Tobacco, Firearms and Explosives (the “ATF”)) (collectively, the “Firearms, Ammunition and Explosives Laws”); and (ii) possesses, and is in compliance with the terms of, all licenses, registrations and permits required in order for the Company and its subsidiaries to conduct their respective businesses (as currently conducted and as proposed to be conducted) with respect to the sale of firearms, ammunition and explosives, except, in the case of each of clause (i) or (ii), where the failure to so comply or be in possession would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received, during the three year period preceding the date of this Agreement, from the ATF or any other regulatory authority any notice of revocation of any such license, registration or permit and has no reason to believe that the ATF or any other regulatory authority may issue any such notice, except for any such notice or revocation that would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries (1) has received from the ATF or any other regulatory authority any notice of violation of any Firearms, Ammunition and Explosives Law or (2) has any reason to believe that the ATF or any other regulatory authority may issue any such notice, except, in the case of clauses (1) and (2), where such notices or violations would not reasonably be expected to have a Material Adverse Effect.

(oo)          Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted and, to the knowledge of the Company, is free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants.  Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)).  Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.          Representations and Warranties of the Selling Stockholders.  Each Selling Stockholder represents, warrants and covenants to the Company and the Underwriters, severally and not jointly, as follows:

(a)          This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b)          [Reserved].

(c)          Upon payment for the Securities to be sold by such Selling Stockholders pursuant to this Agreement, delivery of such Securities, as directed by the Representative, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee and the crediting of such Securities on the books of DTC to the securities account of the Underwriters (assuming that neither DTC nor the Underwriters has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Securities), (A) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be successfully asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entry to the account of the Underwriters on the records of DTC will have been made pursuant to the UCC.

(d)          The execution and delivery by such Selling Stockholder, of, and the performance by such Selling Stockholder of its obligations under, this Agreement, will not contravene or conflict with, result in a breach of, or constitute a default (or, with the giving of notice or lapse of time, would be in default) under, or require the consent of (i) any other party to the limited partnership agreement or the limited liability company agreement, as applicable, of the Selling Stockholders, (ii) any other agreement or instrument to which such Selling Stockholder is a party or by which it is bound or (iii) any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder, except, in the case of the foregoing clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to materially impact such Selling Stockholder’s ability to perform its obligations under this Agreement.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except such as may be required under the Securities Act, the Exchange Act, applicable state securities or blue sky laws and from the FINRA and such other approvals as have been or will be made or obtained on or prior to the Closing Date.

(e)          All information furnished to the Company or the Underwriters by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement, the Disclosure Package or the Prospectus is, and on the Closing Date will be, true, correct and complete in all material respects, and did not, as of the Execution Time, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading, it being understood and agreed that the only such information consists of the name of such Selling Stockholder, the number of total shares beneficially owned, the number of offered shares and the address and other information with respect to such Selling Stockholder (excluding percentages) under the caption “Selling Stockholders” in the Registration Statement, the Disclosure Package and the Prospectus (such information, the “Selling Stockholders Information”).

(f)          Other than the Registration Statement, the Preliminary Prospectus, the Disclosure Package and the Prospectus, such Selling Stockholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed in Schedule II hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representative.

(g)          Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

Any certificate signed by or on behalf of such Selling Stockholder and delivered to the Representative or to counsel for the Underwriters in connection with the offering of the

Securities shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby with respect to such Selling Stockholder. Such Selling Stockholder has a reasonable basis for making each of the representations set forth in this Section 2. Such Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Sections 8(b)(i) and (iii) and Section 8(c) hereof, counsel to such Selling Stockholder and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

3.          Purchase and Sale.

(a)          Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each Selling Stockholder hereby agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from such Selling Stockholder, at a purchase price of $[ ● ] per share, the amount of the Securities determined by multiplying the aggregate number of Securities to be sold by each of the Selling Stockholders as set forth opposite its name in Schedule I(B) hereto by a fraction, the numerator of which is the aggregate number of Securities to be purchased by such Underwriter as set forth opposite such Underwriter’s name in Schedule I(A) hereto and the denominator of which is the aggregate number of the Securities to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder. Contemporaneously with and, subject to the sale of the Securities by the Selling Stockholders to the Underwriters in compliance with the terms of this Agreement, the Underwriters agree to sell to the Company, and the Company agrees to purchase from the Underwriters, an aggregate of [ ● ] shares of Common Stock at a purchase price per share set forth above in this Section 3.

(b)          Each of the Company and each Selling Stockholder acknowledges and agrees that the Representative and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Stockholders with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Stockholders or any other person.  Additionally, neither the Representative nor any other Underwriter is advising the Company, the Selling Stockholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company and the Selling Stockholders shall consult with their own advisors concerning such matters and each shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Underwriter shall have any responsibility or liability to the Company or the Selling Stockholders with respect thereto.  Any review by the Representative and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative and the other Underwriters and shall not be on behalf of the Company or the Selling Stockholders. Moreover, each Selling Shareholder acknowledges and agrees that, although the Representative may be required or choose to provide certain Selling Stockholders with certain Regulation Best Interest and Form CRS disclosures in connection with the offering, the Representative and the other Underwriters are not making a recommendation to any Selling Stockholders to participate in the offering, enter into a “lock-up” agreement, or sell any Securities at the price determined in the offering, and nothing set forth in such disclosures is intended to suggest that the Representative or any Underwriter is making such a recommendation.

4.          Delivery and Payment.  Delivery of and payment for the Securities shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at 10:00 AM, New York City time, on September [ ● ], 2021, or at such time on such later date not more than two Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative, the Company and the Selling Stockholders or as provided in Section 11 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Selling Stockholders by wire transfer payable in same-day funds to the account(s) specified by the Selling Stockholders in writing to the Representative.  Delivery of the Securities shall be made through the facilities of DTC unless the Representative shall otherwise instruct. On the Closing Date, subject to the sale of the Securities by the Selling Stockholders to the Underwriters in compliance with the terms of this Agreement, and in consideration for the Repurchase Securities, the Company shall pay the purchase price set forth in Section 3(a) hereof for each share of the Repurchase Securities by wire transfer of federal (same-day) funds to the account specified by the Underwriters to the Company at least twenty-four hours in advance. Payment for the Repurchase Securities shall be made against delivery by the Underwriters of the Repurchase Securities to the Company through the facilities of the DTC for the account of the Company on the Closing Date.

5.          Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

6.          Agreements of the Company.  The Company agrees with the several Underwriters as follows:

(a)          Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing.  The Company will promptly advise the Representative (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A under the Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)          If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), there occurs an event, the result of which, in the opinion of counsel for the Underwriters, or counsel for the Company, the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) subject to paragraph (a) of this Section 6, amend or supplement the Disclosure Package to eliminate or correct such statement or omission; and (iii) supply any amendment or supplement to the several Underwriters and counsel for the Underwriters without charge in such quantities as they may reasonably request.

(c)          If, during such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (including in circumstances where such requirement may be satisfied pursuant to Rule 172) (the “Prospectus Delivery Period”), there occurs an event, the result of which, in the opinion of counsel for the Underwriters, or counsel for the Company, the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with applicable law, the Company will promptly (i) notify the Representative of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement that will eliminate or correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the several Underwriters and counsel for the Underwriters without charge in such quantities as they may reasonably request.

(d)          [Reserved].

(e)          As soon as practicable, the Company will make generally available to its security holders and to the Representative (which may be satisfied by filing with the Commission’s EDGAR system) an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f)          The Company will cooperate with the Representative and use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(g)          The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) during the Prospectus Delivery Period, as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request.  The Company will pay the expenses of printing or other production of all documents relating to the offering.

(h)          The Company will assist the Underwriters in arranging, if necessary, for the qualification of the Securities for sale by the Underwriters under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would reasonably be expected to subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or to subject themselves to taxation in excess of a nominal amount in respect of doing business in any jurisdiction.

(i)          [Reserved].

(j)          [Reserved].

(k)          The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(l)          The Company agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the printing (or reproduction) and delivery of any blue sky memorandum delivered in connection with the offering of the Securities; (iv) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 6(h) hereof (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such registration and qualification in an amount not to exceed $20,000); (v) the approval of the Securities for book entry transfer by DTC; (vi) any filings required to be made with the FINRA (including filing fees, fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such filings in an amount not to exceed $35,000); (vii) the transportation and other expenses incurred by or on behalf of the Company in connection with presentations to prospective purchasers of the Securities, including any “roadshow” (and including one half of the cost of all aircraft used in connection with any “roadshow”); (viii) the costs and expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and one counsel for the Selling Stockholders and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.  Notwithstanding the forgoing, except as specifically provided in this paragraph (l) and in Section 9 hereof, the Underwriters shall pay their own costs and expenses in connection with presentations for prospective purchasers of the Securities including the transportation and other expenses incurred by or on behalf of the Underwriters in connection with presentations to prospective purchasers of the Securities, including any “roadshow” (and including one half of the cost of all aircraft used in connection with any “roadshow”).  Each Selling Stockholder agrees with the Underwriters to pay (directly or by reimbursement) all fees and expenses incident to the performance of such Selling Stockholder’s obligations under this Agreement with respect to stock transfer taxes, stamp duties and other similar taxes incident to the sale and delivery of the Securities to be sold by such Selling Stockholder to the Underwriters hereunder. This Section 6(l) shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and any Selling Stockholder, on the other hand.

(m)          [Reserved].

(n)          The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute, or otherwise use, refer to or distribute, an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show, each furnished to the Representative before first use.  Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  Each Underwriter, severally and not jointly, represents and agrees that it is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the period a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities).

7.          Agreements of the Selling Stockholders.  Each Selling Stockholder agrees with the Company and the several Underwriters as follows:

(a)          Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, during the period when a prospectus relating to the Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the  Securities Act or any similar rule), of any change in the Selling Stockholders Information in the Registration Statement, any preliminary prospectus, any free writing prospectus, the Prospectus or any amendment or supplement thereto relating to such Selling Stockholder.

(b)          To deliver to the Underwriters prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9, together with all required attachments, if any, of such Selling Stockholder.

The Underwriters, may, in their sole discretion, waive in writing the performance by the Company or any Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance.

8.          Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy in all material respects (except in the case of Section 1(kk), (ll) and (mm) or to the extent already qualified by materiality, in which case such obligations shall be subject to the accuracy in all respects) of the representations and warranties of the Company and the Selling Stockholders contained herein as of the Execution Time and the Closing Date pursuant to Section 4 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders in all material respects of their respective obligations hereunder and to the following additional conditions:

(a)          The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been instituted or threatened.

(b)          (i)  The Company and the Selling Stockholders shall have requested and caused Simpson Thacher & Bartlett LLP, counsel for the Company and the Selling Stockholders, to furnish to the Representative an opinion letter and a negative assurance letter, each dated the Closing Date in form and substance reasonably satisfactory to the Representative, as set forth in Exhibit A hereto; and

(ii)  The Company shall have requested and caused the general counsel of the Company to furnish to the Representative an opinion letter dated the Closing Date in form and substance reasonably satisfactory to the Representative, as set forth in Exhibit B hereto.

(c)          The Representative shall have received from Latham & Watkins LLP, counsel for the Underwriters, an opinion letter and negative assurance letter, each dated the Closing Date and addressed to the Representative, with respect to such matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d)          The Company shall have furnished to the Underwriters a certificate of the Company, signed by (x) the chairman, chief executive officer, president or vice president and (y) the chief financial officer, treasurer or principal financial or accounting officer of the Company, dated the Closing Date to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(1)
the representations and warranties of the Company in this Agreement are true and correct in all material respects (except in the case of Section 1(kk), (ll) and (mm) or to the extent already qualified by materiality, in which case such representations and warranties are true and correct in all respects) at the Execution Time and on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(2)
since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto); and

(3)
no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose or pursuant to Section 8A under the Act have been instituted or, to the Company’s knowledge, threatened.

(e)          At the Execution Time and at the Closing Date, the Company shall have requested and caused Deloitte & Touche LLP to furnish to the Underwriters a “comfort” letter, dated as of the Execution Time, and a bring-down “comfort letter,” dated as of the Closing Date, in form and substance reasonably satisfactory to the Representative, confirming that they are independent registered public accountants within the meaning of the Exchange Act and within the meaning of the rules of the Public Company Accounting Oversight Board and confirming certain matters with respect to the audited and unaudited financial statements and other financial and accounting information of the Company contained in the Disclosure Package and the Prospectus, including any supplement thereto at the date of the applicable letter.

(f)          On the Closing Date, the Underwriters shall receive a written certificate executed by the managing member or the general partner of the applicable Selling Stockholder, dated as of the Closing Date, to the effect that:

(1)
the representations and warranties of the applicable Selling Stockholder set forth in this Agreement are true and correct in all material respects (except to the extent already qualified by materiality, in which case such representations and warranties shall be subject to accuracy in all respects) with the same force and effect as though expressly made by such Selling Stockholder on and as of such date; and

(2)	the applicable Selling Stockholder has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.
(g)          [Reserved].

(h)          Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change or development involving a prospective change, in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), the effect of which is, or would reasonably be expected to become, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(i)          Subsequent to the earlier of (A) the Execution Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(j)          [Reserved].

(k)          Prior to the Closing Date, the Company shall have taken all action reasonably required to be taken by it to have the Securities declared eligible for clearance and settlement through DTC.

(l)          Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Representative and counsel for the Underwriters.

The documents required to be delivered by this Section 8 will be available for inspection at the office of Simpson Thacher & Bartlett LLP, at 425 Lexington Avenue, New York, New York 10017, on the Business Day prior to the Closing Date.

9.          Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 8 hereof is not satisfied, because of any termination pursuant to Section 12 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or to comply with any provision hereof other than by reason of a default by any of the Underwriters, including as described in Section 11 hereof, the Company will reimburse the Underwriters severally through the Representative on behalf of the Underwriters on demand for all reasonable expenses (including reasonable fees and disbursements of Latham & Watkins LLP) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

10.          Indemnification and Contribution.

(a)          The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, selling agents and Affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any Preliminary Prospectus, or the Prospectus, or any Issuer Free Writing Prospectus, or any bona fide electronic road show as defined in Rule 433(h) under the Act (a “road show”), or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of any Preliminary Prospectus, the Prospectus, any Free Writing Prospectus or roadshow or in any amendment thereof or supplement thereto, in the light of the circumstances under which they were made, not misleading, and agrees (subject to the limitations set forth in the provisos to this sentence) to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. The obligations of the Company under this indemnity agreement will be in addition to any liability that the Company may otherwise have.  The Company shall not be liable under this Section 10 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the Company, as applicable, which consent shall not be unreasonably withheld.

(b)          Each of the Selling Stockholders, severally, and not jointly, agrees to indemnify and hold harmless (x) each Underwriter, the directors, officers, selling agents and Affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act and (y) the Company, each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act, each of directors of the Company who signed the Registration Statement and each of the officers of the Company who signs the Registration Statement against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise to the extent and in the manner set forth in Section 10(a) above; provided that any Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, or in any Preliminary Prospectus, or the Prospectus, or any Issuer Free Writing Prospectus or any roadshow or in any amendment thereof or supplement thereto in reliance upon and in conformity with the Selling Stockholders Information provided by such Selling Stockholder; provided, further, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder (the “Selling Stockholder Net Proceeds”).

(c)          Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless (i) the Company, (ii) each person, if any, who controls (within the meaning of either the Act or the Exchange Act) the Company or any Selling Stockholder, (iii) each of the directors of the Company who signs the Registration Statement, (iv) each of the officers of the Company who signs the Registration Statement and (v) each of the Selling Stockholders, to the same extent as the foregoing indemnity from the Company and Selling Stockholders to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company and/or Selling Stockholders by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.  The Company acknowledges that the statements in the Preliminary Prospectus and the Prospectus set forth in the fifth paragraph and the ninth through eleventh paragraphs under the heading “Underwriting (Conflicts of Interest),” constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any road show.

(d)          Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above, as applicable, unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights or defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above, as applicable, except as provided in paragraph (e) below.  The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (based on the advice of counsel for the indemnified person); (ii) such action includes both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advice of counsel for the indemnified party) that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties.  Any such separate firm for any Underwriters, its Affiliates, directors, selling agents and officers and any control persons of such Underwriters shall be designated in writing by Credit Suisse Securities (USA) LLC and any such separate firm for the indemnified parties referred to in Section 10(c) above shall be designated in writing by the Company.  In the event that any Underwriter, its Affiliates, directors, selling agents and officers or any control persons of such Underwriter are indemnified persons collectively entitled, in connection with a proceeding in a single jurisdiction, to the payment of fees and expenses of a single separate firm under this Section 10(d), and any such Underwriter, its Affiliates, directors, selling agents and officers or any control persons of such Underwriter cannot agree to a mutually acceptable separate firm to act as counsel thereto, then such separate firm for all such indemnified persons shall be designated in writing by Credit Suisse Securities (USA) LLC.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim, action suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to, or any admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

(e)          In the event that the indemnity provided in paragraph (a), (b), (c) or (d) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason (other than by virtue of the failure of an indemnified party to notify the indemnifying party of its right to indemnification pursuant to subsection (a), (b),(c) or (d) above where such failure materially prejudices the indemnifying party (through the forfeiture of substantial rights or defenses)), the Company and/or the Selling Stockholders, as applicable, and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company and/or the Selling Stockholders, as applicable, and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and/or the Selling Stockholders, as applicable, on the one hand and by the Underwriters on the other from the offering of the Securities.  If the allocation provided by the immediately preceding sentence is unavailable for any reason or not permitted by applicable law, the Company and/or the Selling Stockholders, as applicable, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and/or the Selling Stockholders, as applicable, on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations.  Benefits received by the Company and/or the Selling Stockholders, as applicable, shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions received by them, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and/or the Selling Stockholders, as applicable, on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission and any other equitable considerations appropriate in the circumstances.  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if the amount of such contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (e), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (e), each Selling Stockholder’s obligations to contribute any amount under this paragraph (e) is further limited in the manner and to the extent set forth in paragraph 10(b) and in no event shall the aggregate liability of such Selling Stockholder under paragraph 10(b) and this paragraph (e) exceed the Selling Stockholder Net Proceeds. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective purchase obligations hereunder and not joint.  The Selling Stockholder’s obligations in this Section 10 to contribute are several in proportion to their Selling Stockholder Net Proceeds and not joint.   For purposes of this Section 10, each person, if any, who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, and each person, if any, who controls any Selling Stockholder within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Selling Stockholder, subject in each case to the applicable terms and conditions of this paragraph (e).

11.          Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters, as the case may be, shall be obligated severally to take up and pay for (in the respective proportions that the amount of the Securities set forth opposite their names in Schedule I(A) hereto bears to the aggregate amount of the Securities set forth opposite the names of all the remaining Underwriters, as applicable) the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of the Securities set forth in Schedule I(A) hereto, the Company and the Selling Stockholders shall be entitled to a period of 36 hours within which to procure another party or parties reasonably satisfactory to the non-defaulting Underwriters, as the case may be, to purchase no less than the amount of such unpurchased Securities that exceeds 10% of the amount thereof upon such terms herein set forth.  If, however, the Company and the Selling Stockholders shall not have completed such arrangements within 72 hours after such default and the amount of unpurchased Securities exceeds 10% of the amount of such Securities to be purchased on such date, then this Agreement will terminate without liability to any non-defaulting Underwriter or the Company and the Selling Stockholders.  In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding five Business Days, to effect any changes that in the opinion of counsel for the Company and the Selling Stockholders or counsel for the Representative are necessary in the Registration Statement, Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and the Selling Stockholders or any nondefaulting Underwriter for damages occasioned by its default hereunder.

12.          Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company and the Selling Stockholders prior to delivery of and payment for the Securities, if at any time prior to such time (i) there shall have occurred, since the time of execution of this Agreement or since the respective dates as of which information is given in the Disclosure Package or the Prospectus, any material adverse change or development in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole; (ii) trading in the Company’s Common

Stock shall have been suspended by the Commission or the Exchange or trading in any securities generally on the New York Stock Exchange or NASDAQ Stock Market shall have been suspended or materially limited or minimum prices shall have been established on either exchange; (iii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; (iv) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representative, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

13.          Affiliated Underwriter.  With respect to any Underwriter (the “Affiliated Underwriter”) who is affiliated with any person or entity engaged to act as an investment adviser on behalf of an investor who has a direct or indirect interest in the Securities being sold by the Selling Shareholder, the Securities which such Affiliated Underwriter shall procure purchasers for or failing which shall underwrite, shall not include any Securities attributable to such investor (with any such Securities instead being allocated and sold to purchasers procured by, failing which underwritten by, the other Underwriters) and, accordingly, the fees or other amounts received by such Affiliated Underwriter in connection with the transactions contemplated hereby shall not include any fees or other amounts attributable to the Securities attributable to such investor.

14.          Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, the Selling Stockholders and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, the Selling Stockholders or any of the indemnified persons referred to in Section 10 hereof, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Securities.  The provisions of Sections 9 and 10 hereof shall survive the termination or cancellation of this Agreement.

15.          Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention:  LCD-IBD, if sent to the Company, will be mailed or delivered to Academy Sports and Outdoors, Inc., 1540 North Mason Road, Katy, TX, 77449 Attention: General Counsel; with a copy to Joseph H. Kaufman and Sunny Cheong, Simpson Thacher & Bartlett LLP, at 425 Lexington Avenue, New York, New York (fax no. (212) 455-2502), or if to the Selling Stockholders, c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, Suite 7500, New York, NY 10001, with a copy to Joseph H. Kaufman and Sunny Cheong, Simpson Thacher & Bartlett LLP, at 425 Lexington Avenue, New York, New York (fax no. (212) 455-2502). The Company and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.

16.          Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)          For purposes of this Section 15, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.          Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified parties referred to in Section 10 hereof and their respective successors and no other person will have any right or obligation hereunder.  No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

18.          Applicable Law.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK.

19.          Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub.  L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

20.          No Fiduciary Duty.  The Company and the Selling Stockholders hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Stockholders and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity.  Furthermore, the Company and the Selling Stockholders agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Selling Stockholders on related or other matters).  The Company and the Selling Stockholders agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. Any review by the Representative and the other Underwriters of the Company, the Selling Stockholders, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Stockholders.

21.          Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

22.          Waiver of Jury Trial.  EACH OF THE COMPANY, EACH OF THE SELLING STOCKHOLDERS AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

23.          Counterparts.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Agreement. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

24.          Electronic Signatures. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

25.          Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

26.          Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

          “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          “Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

          “Agreement” shall mean this Underwriting Agreement.

          “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which commercial banking institutions or trust companies are authorized or required by law to close in New York City.

          “Commission” shall mean the Securities and Exchange Commission.

          “Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, and any other information identified in Schedule II hereto (including the pricing information provided orally by the underwriters), and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

          “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          “Execution Time” shall mean [ ● ] p.m. on September [ ● ], 2021.

          “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

          “Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

          “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

          “Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

          “Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

          “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

          “Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430A” and “Rule 433” refer to such rules under the Act.

          “Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

          “Testing-the-Waters Communication” means any oral or written communication with potential investors in reliance on Rule 163B under of the Act.

          “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

          As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “Disclosure Package” and “Prospectus” shall include documents filed under the Exchange Act, which are incorporated by reference therein as of the applicable date.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

[Remainder of page intentionally left blank; Signatures follow]

Very truly yours, Academy Sports and Outdoors, Inc. By: ________________________________________________ Name: Title:

Very truly yours,

ALLSTAR LLC

By: ________________________________________________
Name:
Title:

ALLSTAR CO-INVEST BLOCKER L.P.

By: Allstar Co-Invest GP LLC, its general partner

By: ________________________________________________
Name:
Title:

KKR 2006 ALLSTAR BLOCKER L.P.

By: KKR 2006 AIV GP LLC, its general partner

By: ________________________________________________
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
Credit Suisse Securities (USA) LLC By: Credit Suisse Securities (USA) LLC By: ________________________ Name: Title:

For itself and the other several Underwriters named in Schedule I(A) to the foregoing Agreement.

SCHEDULE I(A)

Underwriters	Number of Securities to be Purchased
Credit Suisse Securities (USA) LLC	[ ● ]
KKR Capital Markets LLC	[ ● ]
J.P. Morgan Securities LLC	[ ● ]
BofA Securities, Inc.	[ ● ]
Total	[ ● ]

SCHEDULE I(B)

Selling Stockholders	Number of Securities to be Sold
Allstar LLC	[ ● ]
Allstar Co-Invest Blocker L.P.	[ ● ]
KKR 2006 Allstar Blocker L.P.	[ ● ]
Total	[ ● ]

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package
•	None.
Pricing information provided orally by Underwriters

•	Number of Securities: [ ● ] shares of Common Stock
•	Price: $[ ● ] per share
•	The number of Repurchase Securities is [ ● ] shares of Common Stock to be purchased at a price per share equal to the price per share paid by the Underwriters to the Selling Stockholders.

SCHEDULE III

Significant Subsidiaries of the Company

ACADEMY, LTD

Form of STB Opinion and Negative Assurance Letter                                                EXHIBIT A

[See Attached]

Form of General Counsel Opinion                                                            EXHIBIT B

[See Attached]